Filed pursuant to Rule 433
                                                          File No. 333-129918-04




From: ANDREW WINER, CREDIT SUISSE SECURITIES

At:  6/19 14:50:38



## CSMC 06-C3 WE WILL LAUNCH @ 10 AM TUESDAY ##

   - I WILL PUT OUT AN UPDATED STATUS REPORT SHORTLY

   - CLASSES OVER-SUBSCRIBED WILL LAUNCH SUBJECT

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